CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

PHILLIPS

INVOICE

Masterworks Gallery, LLC as agent for Masterworks
Cayman SPC
225 Liberty Street, 29th Floor
New York, NY 10281
United States

Account No: [***]
Invoice No: [***]
Paddle No: 1022
Tax ID:

Sale Title	Sale Date	Sale Number	Auctioneer
20th Century & Contemporary Art Evening Sale	07-Oct-2023	[***]	Jonathan Crockett

Lot No	Description	Hammer	Buyer Premium	Total Amount
10	**Liu Ye** The End of Baroque	18,000,000.00	4,230,000.00	HKD22,230,000.00

Total Amount Due **HKD22,230,000.00**

BUYER TERMS	180	
DATE	Wednesday, 3 April 2024	
Lot 10	HKD	22,230,000.00

PLEASE NOTE THAT THE PAYMENT IS DUE IMMEDIATELY AND MUST BE MADE BY THE INVOICED PARTY

Bank Transfer Details: [***] Account Number [***]. SWIFT: [***]

The purchase of the lots listed above is subject to the Conditions of Sale set out in the auction catalogue for the above referenced sale.

For information on the Buyer Premium, please see the Buyer's Guide found on the Phillips website www.phillips.com